STOCKHOLDERS' AGREEMENT

                                  by and among

                                Nicholas Anderson
                                 Anthony Caputo

                                  Philip Elkus
                                 Steven Shulman

                            Performance Control, LLC
                                       and

                          Power Efficiency Corporation

                              Dated: August 7, 2000


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                                              STOCKHOLDERS' AGREEMENT
                                                 TABLE OF CONTENTS

                                                                         age


1.               Corporate Governance                                     2

   1.1.    Board of Directors.                                            2

   1.2.    Initial Officers of the Company.                               4

   1.3.    Certain Actions Requiring Majority Stockholder Approval.       4

2.         Transfers of Shares                                            6

   2.1.    Certain Restrictions.                                          6

   2.2.    Right of First Refusal on Percon Group Shares.                 7

   2.3.    Right of First Offer on the Founders                           8
           Shares and "Take Along" Rights.

   2.4.    "Tag Along" Rights.                                            7

   2.5     Legends; Shares Subject to this Agreement.                     9

3.         Management Stock Option Plan                                   9

   3.1     Adoption of Management Stock Option Plan.                     10

   3.2     Administration by the Compensation Committee.                 10

   3.3     Issuance of Options to Purchase Common Stock.                 10

                                                                         10

4.         Miscellaneous                                                 10



   4.1.    Legends on Stock Certificates.                                10

   4.2.    Term.                                                         11

   4.3.    Injunctive Relief.                                            11

   4.4.    Notices.                                                      11

   4.5.     Successors and Assigns.                                      12

   4.6.    Company Information.                                          12

   4.7.    Governing Law.                                                13

   4.8.    Headings.                                                     13

   4.9.    Entire Agreement; Amendment.                                  13

   4.10.   No Waiver.                                                    14

   4.11.   Undertaking.                                                  14

   4.12.   Counterparts.                                                 14


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                             STOCKHOLDERS' AGREEMENT

                  AGREEMENT dated as of August 7, 2000 by and among Nicholas Anderson, residing at 1536 208th Street, Bayside, NY 11360 ("Nicholas"), Anthony Caputo, residing at 1155 Colonial Way, Bridgewater, NJ 08807("Anthony"), Philip Elkus, residing at 2488 Orchard Lake Road, Farmington Hills, MI 48334 ("Philip"), Steven Shulman, residing at 5807 Fox Hollow Court, Ann Arbor, MI 48105 ("Steven"), Performance Control, LLC, a Michigan limited liability company having an address at 4220 Varsity Drive, Suite E, Ann Arbor, MI 48108 ("Percon"), and Power Efficiency Corporation, a Delaware corporation with temporary offices at 4220 Varsity Drive, Suite E, Ann Arbor, MI 48108 (the "Company"). Nicholas and Anthony are sometimes collectively referred to herein as (the "Founders"), and Philip, Steven and Percon are sometimes collectively referred to herein as (the "Percon Group"). Each of the parties hereto (other than the Company) and any other person who shall hereafter become a party to or agree to be bound by the terms of this agreement (the "Agreement") is sometimes referred to as a "Stockholder" and all of such parties are sometimes referred to as the "Stockholders."

                              W I T N E S S E T H:

         WHEREAS, the Company and Percon are parties to an asset purchase agreement of even date herewith (the "Asset Agreement"); and

         WHEREAS, immediately prior to the closing of the Asset Agreement, and not giving effect to the proposed financing referenced in Section 6.7 to the Asset Agreement, there were 4,383,600 shares of the Company's common stock, $.001 par value per share ("Common Stock") outstanding;

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Asset Agreement;

         WHEREAS, pursuant to the Asset Agreement, the members of the Percon Group and the individuals listed on Schedule 1 hereto will be issued an aggregate of 1,112,245 shares of Common Stock ("Acquisition Stock"); of which 50,000 shares of Acquisition Stock are being held in escrow pursuant to the terms of the Asset Agreement;

         WHEREAS, as of the closing of the Asset Agreement, the holdings of Common Stock by the Stockholders (collectively, the "Shares") will be as follows:

               Stockholder Name                                 Number of Shares

               Nicholas Anderson                                   1,646,500
                Anthony Caputo                                     1,340,000
                 Philip Elkus                                        22,500
                  Percon LLC                                       1,004,853
                Steven Shulman                                       64,843


         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide consistent and uniform management for the Company and to regulate certain of their rights in connection with their interests in the Company, and desire to enter into this Agreement in order to effectuate those purposes; and

         WHEREAS, the parties hereto also desire to restrict under certain circumstances the sale, assignment, transfer, encumbrance or other disposition of the Shares, including issued and outstanding Shares as well as Common Stock which may be issued hereafter, or which may become issuable pursuant to the exercise of options or warrants hereafter granted and to provide for certain rights and obligations with respect thereto as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and of the covenants, terms and conditions herein contained, the parties hereto mutually agree as follows:

1.       CORPORATE GOVERNANCE

         1.1.     Board of Directors.

                  (a) Number of Directors. The Company shall be governed by a Board of Directors consisting of three (3) members. The number of members may not be increased or decreased except as provided in Section 1.3.

                  (b) Nomination and Election of Directors. The following procedures shall govern the nomination and election of directors of the Company:

          (i) For so long as the Founders shall beneficially own at least 65% of the Shares held by them on the date hereof, they shall be entitled to nominate and have elected two (2) directors acceptable to them in their sole discretion (the "Founders Directors").

          (ii) The Percon Group shall be entitled to nominate and have elected one (1) director (the "Percon Director");

         (c) Initial Board of Directors. The initial Board of Directors of the Company shall consist of the following three members:

Name of Director                 Type of Director
Nicholas Anderson                Founders Director
Scott Straka                     Founders Director
Steven Shulman                   Percon Director

                                       2


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                  (d) Removal of Directors. Except as otherwise provided in this
Section 1.1(d), each holder of Shares agrees not to take any action or to cause the Company to take any action to remove, with or without cause, any director of the Company. Notwithstanding the foregoing, The Percon Group and/or the Percon Director shall at all times have the right to recommend the removal, with or without cause, of the Percon Director; and the Founders and the Founders Directors shall have the right to recommend the removal, with or without cause, of any Founders Director. If the removal of any director is recommended as provided in the immediately preceding sentence, then the Stockholders shall immediately cause a special meeting of stockholders to be held, or shall act by written consent without a meeting, for the purpose of removing such director, and each Stockholder agrees to vote all its Shares, or to execute a written consent in respect of all such Shares, for the removal of such director.


                  (e) Vacancies. At any time a vacancy exists on the Board of Directors, the remaining directors (if any) representing the Stockholder whose Board seat is vacant shall have the right to designate and elect the person to fill such vacancy. If no directors representing the Stockholder remain as a result of such vacancy, the Stockholder shall have the right to designate and elect the person to fill such vacancy. To the extent required by law, (i) all directors on the Board and (ii) all holders of Shares, shall vote in favor of electing such designated director to fill the vacancy and all such persons shall take the necessary actions to amend the by-laws to reflect the provisions of this Agreement.


                  (f) Covenant to Vote. Each of the Stockholders agrees to vote, in person or by proxy, all of the Shares beneficially owned by such Stockholder, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of the director(s) nominated by the Percon Group and the Founders, respectively, as the case may be, in accordance with Section 1.1(b) hereof. Each Stockholder shall vote the Shares owned by such Stockholder and shall take all other actions necessary to ensure that the Company's Articles of Incorporation and By-Laws do not at any time conflict with the provisions of this Agreement.

                  (g) Quorum. No action shall be taken at any meeting of the Board of Directors of the Company, except for the adjournment of such meeting, unless at least two Founders Directors and one Percon Director shall be present. For purposes of a quorum, any director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted under applicable law, by proxy or by nominee director. No action shall be taken at any meeting of stockholders of the Company unless a majority of the Shares beneficially owned by the Founders and the Percon Group are represented at the meeting, in person or by proxy.

                  (h) Committees of the Board. The Board shall appoint such committees, including an audit committee and a compensation committee, as shall be permissible under Section 141 of the General Corporation Law of the State of Delaware and as the Board shall deem reasonable and necessary. At least half of the members of any such committee shall be comprised of Founders Directors, provided, that if the Board creates an executive committee, one member of such committee must be a Percon Director.

                  (i) Special Meetings of Directors. Special meetings of the Board may be called by the President of the Company and shall be called by the President of the Company or the Secretary of the Company upon the written request of a Percon Director or a Founders Director.

                  (j) Special Meetings of Stockholders. Special meetings of stockholders may be called by the Board and shall be called by the President of the Company or the Secretary of the Company upon the written request of a Percon Director or a Founders Director.

                  (k) Board of Directors and Officers of Subsidiaries. The composition of the board of directors and officers of each subsidiary of the Company shall require the approval of the Percon Director and the Founders Directors.

         1.2. Initial Officers of the Company. Each of the Stockholders agrees to cause the Board of Directors of the Company initially to appoint the following persons as officers of the Company in the following positions:

                  Office                                         Name
President                                     Steven Shulman
Chief Executive Officer                       to be agreed to by the Directors
Chief Operating Officer                       Nicholas Anderson
Chief Financial Officer                       to be agreed to by the Directors
Treasurer/Controller                          to be agreed to by the Directors
Secretary                                     Gerard S. DiFiore


If any of such officers are unable to serve, or cease for any reason to be an officer of the Company, their successors shall be appointed by the Board of Directors of the Company. The parties hereto agree that the Company should enter into employment agreements with each officer mentioned above to assure the Company of such officer's services for a fixed period of time.

         1.3. Certain Actions Requiring Majority Stockholder Approval. For so long as the Percon Group and the Founders shall collectively own shares constituting at least 40% of the Common Stock then outstanding without either
(A) the prior unanimous vote of the Percon Director and the Founders Directors, or (B) the prior affirmative vote of at least 75% of the Shares then beneficially owned by the Founders and the Percon Group taken collectively (either of (A) or (B) being referred to as a "Majority Vote"), the Company shall not, and the Percon Director and the Founders Directors shall use their respective best efforts to preclude the Company, directly or indirectly
(including through any Subsidiaries (as hereinafter defined) of the Company) from taking the following actions:

                  (a) issue or sell any shares of, or cause or permit any of its Subsidiaries to issue or sell any shares of, any class or series of capital stock of the Company or such Subsidiary, or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Company or such Subsidiary, other than (i) employee stock options issued pursuant to the Company's Management Stock Option Plan (as hereinafter defined in Section 3.1 hereof) or a plan approved by a Majority Vote (an "Approved Plan"), (ii) shares issued upon exercise of stock options granted pursuant to the Company's 1994 Incentive Stock Option Plan or an Approved Plan, and (iii) other issuances expressly contemplated by the Asset Agreement (such as the proposed financing referenced in Section 6.7 of the Asset Agreement). As used herein, "Subsidiary" means any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors (or other persons performing similar functions) are at the relevant time directly or indirectly owned by the Company;

                  (b) except as provided in or contemplated by the Asset Agreement, purchase, redeem, retire or otherwise acquire, or set aside any assets or deposit any funds for the purchase, redemption, retirement or other acquisition of, any shares of any class or series of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Company;

                  (c) purchase or otherwise acquire, or cause or permit any Subsidiary to purchase or otherwise acquire in one transaction or a series of related transactions (other than purchases of inventory or services in the ordinary course of business), any significant business or assets from a third party, whether through stock or asset purchase or otherwise;

                  (d) sell, lease, assign or otherwise transfer or dispose of, or cause or permit any Subsidiary to sell, lease, assign or otherwise transfer or dispose of, in one transaction or a series of related transactions (other than sales of inventory or services in the ordinary course of business), all or substantially all of the Company's assets to a third party, whether through stock or asset sale or otherwise;

                  (e) enter into any agreement, or adopt any resolution, or cause or permit any Subsidiary to enter into any agreement or adopt any resolution, in respect of (i) any merger of the Company or such Subsidiary with or into any other corporation, partnership or other entity, (ii) any consolidation of the Company or such Subsidiary with any other corporation, partnership or other entity, (iii) any transaction or series of related transactions in which the Company shall sell or otherwise transfer all or substantially all of the Company's business, property or assets or (iv) any dissolution, liquidation or reorganization of the Company;

                  (f) amend, modify, alter or repeal its Articles of Incorporation or By-Laws in any respect in contravention of this Agreement, a true and complete copy of which have been delivered on the date hereof to the Percon Group;

                  (g) effect any initial public offering of the securities of the Company or any Subsidiary pursuant to the Securities Act of 1933, as amended (the "Securities Act");

                  (h) amend or modify on behalf of the Company the terms, provisions or conditions of this Agreement or extend the term of this Agreement; or

alter the size of the Board of Directors.

2.       TRANSFERS OF SHARES

         2.1. Certain Restrictions.

                  (a) Notwithstanding anything to the contrary set forth herein, no Stockholder or Transferee (as hereinafter defined in Section 2.5) shall directly or indirectly sell, assign, pledge, encumber, hypothecate or otherwise dispose of including any disposition by way of a statutory merger or consolidation involving a Stockholder that is not a natural person (collectively a "Transfer") any Shares at any time, unless any such Transfer shall have been effected in accordance with the terms of this Agreement.

                  (b) No Stockholder shall Transfer any Shares at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Shares under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any Shares to be received by such Stockholder pursuant to the Asset Agreement shall bear appropriate legends restricting the sale or other transfer of such stock in accordance with applicable federal or state securities or blue sky laws, as set forth in Section 4.1 hereof.

                  (c) Except as otherwise provided in this Agreement, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to any Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Shares who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Shares, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Shares in any manner which is inconsistent with this Agreement.

                  (d) None of the restrictions contained in this Agreement with respect to Transfers of Shares shall apply to Transfers of Shares to (i) any affiliate of a Stockholder (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof (an "Affiliate Transferee"); or (ii) to members of a Stockholder's immediate family or his lineal descendants (a "Family Transferee"). Any such Affiliate Transferee or Family Transferee shall be considered a "Permitted Transferee" for purposes of this Agreement. Only in the event such Affiliate Transferee or Family Transferee shall become an Affiliate of the Company as a result of any permitted transfer hereunder, such Affiliate Transferee or Family Transferee shall agree in writing to be bound by the terms of this Agreement.

         2.2. Right of First Refusal on Percon Group Shares.

                  (a) Except as may otherwise be set forth herein, if any member of the Percon Group desires to Transfer any Shares now or hereafter beneficially owned by it to any other person (other than (i) pursuant to a registered public offering under the Securities Act; (ii) a public resale under Securities Act Rule 144 effected in accordance with Section 2.2(d) hereof; or (iii) a Transfer of all of its Shares to an Affiliate Transferee or a Family Transferee) such Percon Group member shall before effecting such Transfer first give written notice (a "Seller's Notice") to the Founders stating their desire to make such Transfer, the identity of the party to whom such Shares are proposed to be transferred (the "ROFR Transferee"), the number of Shares proposed to be transferred (the "Offered Shares"), the cash price (the "First Offer Price") agreed upon between the Percon Group member and the ROFR Transferee at which the Stockholder proposes to sell the Offered Shares (it being understood and agreed that the Founders may not Transfer, sell or otherwise dispose of Shares except for cash) and any other material terms proposed for the sale of such Offered Shares.

                  (b) Upon receipt of the Seller's Notice (the "First Offer"), the Founders or any Affiliate of the Founders chosen by the Founders, shall have the irrevocable and exclusive option (the "Option") to buy all of the Offered Shares at the First Offer Price. The Founders' Option shall be exercisable by a written notice to the holder of the Offered Shares (the "Buyer's Notice"), given within 10 days from the date of the Seller's Notice.

                  (c) If the applicable Seller's Notice shall be duly given, and if the Founders shall not have exercised their Option to purchase (or for their designee to purchase) the Offered Shares at the First Offer Price within 45 days of the date the applicable member of the Percon Group gave the Seller's Notice, then, subject to the other provisions of this Agreement, the applicable member of the Percon Group shall be free for a period of 90 days from the earlier of
(i) the 10th day following the date of the last Seller's Notice or (ii) the date the applicable member of the Percon Group shall have received written notice from the Founders stating their intention not to exercise the Option, to sell the Offered Shares not to be purchased by the Founders to the ROFR Transferee at a price not more than 10% below the First Offer Price and on the terms and conditions not materially less favorable, taken as a whole, than those set forth in the Seller's Notice. In any such sale the ROFR Transferee must agree to become a party to and be bound by the terms of this Agreement.

                  (d) All other provisions of this Section 2.2 notwithstanding, any member of the Percon Group intending to make a public resale of Shares pursuant to Securities Act Rule 144, following satisfaction of the holding period and other requirements thereof, may do so provided

               (i) a Seller's Notice is provided to the Founders as in Section 2.2(a);

               (ii) the Founder's  Option is not exercised  within 5 days, or if exercised, the sale of the Shares to the Founders is closed within 10 days; and

               (iii)the  number  of Shares  sold may not  exceed  the  quarterly volume limitation provided by Rule 144(e).

                  (e) If the Offered Shares are not sold by the member of the Percon Group pursuant to Section 2.2(c) or 2.2(d) above, upon the expiration of the 90 day period contemplated by Section 2.2(c) or the 10 day period contemplated by Section 2.2(d), as applicable, the Offered Shares shall again become subject to the right of first refusal provisions of this Section 2.2.

         2.3.  Right of First  Offer on the  Founders  Shares  and "Take  Along"
Rights.

                  (a) If a Founder desires to Transfer any Shares now or hereafter beneficially owned by it to any other person (other than (i) pursuant to a registered public offering under the Securities Act; (ii) a public resale under Securities Act Rule 144 effected in accordance with Section 2.3(d) hereof; or (iii) a Transfer to an Affiliate Transferee or a Family Transferee, including a Founder) such Founder shall before effecting such Transfer first give written notice (a "Founders Seller's Notice") to the Percon Group stating their desire to make such Transfer, the identity of the party to whom such Shares are proposed to be transferred (the "ROFR Transferee") the number of Shares proposed to be transferred (the "the Founders Offered Shares"), the cash price (the " Founders First Offer Price") agreed upon between such Founder and the ROFR Transferee at which the Founder proposes to sell the Founders Offered Shares (it being understood and agreed that Percon Group members may not Transfer, sell or otherwise dispose of Shares except for cash) and any other material terms proposed for the sale of such Founders Offered Shares.

                  (b) Upon receipt of the Founders Seller's Notice (the "the Founders First Offer"), the Percon Group shall have the option (the "Percon Option") to buy all of the Founders Offered Shares at the Founders First Offer Price. The Percon Option shall be exercisable by a written notice to such Founder (the "Percon Buyer's Notice"), given within 10 days from the date of the Founders Seller's Notice.

                  (c) If the applicable Founders Seller's Notice shall be duly given, and if the Percon Group shall not have exercised their Percon Option to purchase the Founders Offered Shares at the Founders First Offer Price within 45 days of the date the Founders gave the Founders Seller's Notice, then the Founders shall be free for a period of 90 days from the earlier of (i) the 10th day following the date of the last the Founders Seller's Notice or (ii) the date the Founders shall have received written notice from the Percon Group stating their intention not to exercise the Percon Option, to sell the Founders Offered Shares to the ROFR Transferee at a price not more than 10% below the Founders First Offer Price and on terms and conditions not materially less favorable, taken as a whole, than those set forth in the Founders Seller's Notice. In any such sale the ROFR Transferee must agree to become a party to and be bound by the terms of this Agreement and the Founders shall have the right to require the Percon Group to sell or otherwise transfer to such ROFR Transferee Shares beneficially owned by the Percon Group, at the same price per Share and in the same proportion as such ROFR Transferee has offered to purchase the Founders Offered Shares.

                  (d) All other provisions of this Section 2.3  notwithstanding, any Founder intending to make a public resale of Shares pursuant to Securities Act Rule 144, following satisfaction of the holding period and other requirements thereof, may do so provided:

                    (i) a Founders Seller's Notice is provided to the Percon Group as in Section 2.3(a);

                    (ii) the Percon Option is not exercised within 5 days, or if exercised, the sale of the Shares to the Percon Group is closed within 10 days; and

                    (iii)the number of Shares sold may not exceed the  quarterly volume limitation provided by Rule 144(e).

                  (e) If the Founders Offered Shares are not sold by the Founders pursuant to Section 2.3(c) or 2.3(d) above, upon the expiration of the 90 day period contemplated by Section 2.3(c) or the 10 day period contemplated by Section 2.3(d), as applicable, the Founders Offered Shares shall again become subject to the right of first refusal provisions of this Section 2.3.

         2.4. "Tag Along" Rights.

                  (a) If the Founders intend to seek to sell or otherwise transfer a Control Portion (as hereinafter defined) of their Shares to any other person (other than a Permitted Transferee) the Founders shall first deliver to the Percon Group a written notice (the "the Founders Tag Along Notice") advising the Percon Group of the Founders' intention to sell a Control Portion of its Shares and specifying the price at which the Founders proposes to sell such Shares and any other material terms proposed for the sale. Within ten days after the date of the Founders Tag Along Notice, the Percon Group must deliver to the Founders a written notice (the "the Percon Group Tag Along Notice") indicating whether the Percon Group shall require the Founders to have any of the Percon Group's Shares included in the proposed sale in the same proportion as the Founders propose to sell or transfer. The Percon Group's determination to participate in such sale, as evidenced by the Percon Group Tag Along Notice, shall be final and irrevocable, provided such sale is made on terms not materially less favorable, taken as a whole, to the Founders and the Percon Group from the terms specified in the Founders Tag Along Notice. The Percon Group's determination not to participate in such sale, as evidenced by the Percon Group Tag Along Notice, or the Percon Group's failure to timely deliver the Percon Group Tag Along Notice, shall be final and irrevocable and the Percon Group shall be deemed to have waived its right to participate in any such sale.

                  (b) For purposes of this Section 2.4, a "Control Portion" of the Founders' Shares shall mean that number of Shares which, when effectively transferred to another person (other than an Affiliate of the Founders) shall result in such person beneficially owning on a fully diluted basis a greater number of Shares than any other Stockholder and its Affiliates.

         2.5. Legends; Shares Subject to this Agreement. Unless otherwise expressly provided herein or in the Management Stock Option Plan, no Stockholder shall Transfer any Shares to any person (regardless of the manner in which such Stockholder initially acquired such Shares) nor shall the Company issue, sell or otherwise transfer any Shares to any person (all persons acquiring Shares from a Stockholder or from the Company, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") unless (i) such Shares bear legends as provided in Section 4.1 and (ii) such Transferee shall have executed and delivered to the Company, as a condition precedent to any acquisition of such Shares, an instrument in form and substance reasonably satisfactory to the Company confirming that such Transferee agrees to become a party to this Agreement and takes such Shares subject to all the terms and conditions of this Agreement; provided that the provisions of this Section
2.4 shall not apply in respect of a sale of Shares included in a registered public offering under the Securities Act and the rules and regulations promulgated thereunder. The Company shall not transfer upon their books any Shares to any person except in accordance with this Agreement.

3.       MANAGEMENT STOCK PLAN

         3.1. Adoption of Management Stock Option Plan. The Board shall adopt a management stock incentive plan (the "Management Stock Option Plan") at such future date and containing such terms and conditions as a majority of the Board of Directors, including an affirmative vote by the Percon Directors, shall determine.

         3.2. Administration by the Compensation Committee. The Management Stock Option Plan shall be administered by the Compensation Committee of the Board of Directors.

         3.3. Issuance of Options to Purchase Common Stock. The Management Stock Option Plan shall be authorized and entitled to issue to management personnel of the Company (as identified by the Compensation Committee) options to purchase up to 1,500,000 shares of Common Stock.

4.       MISCELLANEOUS

         4.1. Legends on Stock Certificates A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing Shares subject to this Agreement shall bear legends reading substantially as follows:

          (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES OR BLUE SKY LAWS.

          (b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN VOTING RESTRICTIONS, ON THE TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 7, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY OR FROM THE HOLDER OF THIS CERTIFICATE. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

          (c) THE HOLDER OF THIS CERTIFICATE AGREES FOR SUCH PERIOD AS THE COMPANY'S INVESTMENT BANKER SHALL REASONABLY REQUEST AND TO THE EXTENT ALSO AGREED TO BY THE FOUNDERS (AS SUCH TERM IS DEFINED IN THE SHAREHOLDERS AGREEMENT), NOT TO DIRECTLY OR INDIRECTLY OFFER, SELL (INCLUDING BY EFFECTING ANY SHORT SALE), CONTRACT TO SELL, HYPOTHECATE, PLEDGE, GRANT ANY OPTION FOR THE SALE OF, ACQUIRE ANY OPTION TO DISPOSE OF, TRANSFER OR OTHERWISE DISPOSE OF ANY COMMON STOCK, WITHOUT OBTAINING THE PRIOR WRITTEN CONSENT OF SUCH INVESTMENT BANKER, WHICH CONSENT MAY BE WITHHELD OR GRANTED IN SUCH INVESTMENT BANKER'S SOLE DISCRETION.

Such certificate shall bear any additional legend required by the Asset Agreement or required for compliance with state securities or blue sky laws.

         4.2. Term. This Agreement shall terminate on the date of the first to occur of the following events: (i) the closing of the sale by one or more of the Founders pursuant to one or more offerings registered under the Securities Act to any person or group of persons who are not, and who do not become, at the time of sale, parties to this Agreement of a number of Shares equal to at least 50% of the maximum total number of Shares beneficially owned by all of the Founders at any time; (ii) Bankruptcy, receivership, or dissolution of the Company; (iii) the voluntary agreement of all the parties who are then bound by the terms hereof; (iv) the acquisition of all the Shares by one of the Stockholders; or (v) five years from the date of this Agreement.

         4.3. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         4.4. Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either by hand delivery, by overnight delivery service, by facsimile transmission or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

--------------------------------------------------------------------------------
if to the Percon Group, to:               Performance Control, LLC
                                          4220 Varsity Drive, Suite E
                                          Ann Arbor, MI 48108
--------------------------------------------------------------------------------
with a copy to their counsel:             Seyburn, Kahn, Ginn, Bess and Serlin
                                          2000 Town Center
                                          Suite 1500
                                          Southfield, MI 48075
--------------------------------------------------------------------------------
if to the Founders, send                  Power Efficiency Corporation
notices to them at the notice
address given of the signature
page hereof, or the Company, to:

--------------------------------------------------------------------------------
with a copy to their counsel:             Gerard S. DiFiore, Esq.
                                          Reed Smith Shaw & McClay LLP
                                          One Riverfront Plaza, First Floor
                                          Newark, NJ  07102

and to the other parties at their addresses reflected in the stock records of the Company. Each Stockholder, by written notice given to the Company in accordance with this Section 4.4 may change the address to which notices, statements, instruction or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are (i) mailed shall be deemed to have been given on the date of mailing, (ii) sent by hand delivery or by facsimile transmission shall be deemed to have been given when received, or (iii) sent by overnight delivery service shall be deemed to have been given one business day after sent. Whenever pursuant to this Agreement any notice is required to be given by any Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

         4.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and permitted assigns. If any Transferee of any Stockholder shall acquire any Shares, or any right to acquire Shares, in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

         4.6. Company Information. The Company agrees to deliver to each Stockholder, without charge, so long as such Stockholder owns any Shares:

                  (a) Within 45 days after the end of each quarterly fiscal period (except the last) in each fiscal year of the Company, a consolidated balance sheet of the Company and their consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flow of the Company and their consolidated Subsidiaries for such quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods a year earlier and the figures set forth in the Company's budget for such periods and accompanied by a narrative description of such financial statements in reasonable detail prepared by the chief accounting or financial officer of the Company.

                  (b) Within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and their consolidated Subsidiaries as of the end of such fiscal year, and consolidated statements of income, and cash flows for such fiscal year, in each case prepared in accordance with generally accepted accounting principles, setting forth in each case in comparative form the figures for the previous fiscal year and the figures set forth in the Company's budget for such fiscal year.

                  (c)  Promptly  after  receipt  of  a  request  therefor,   any
information required by or necessary for a Stockholder to comply with local, state or federal regulatory or tax filing requirements.

                  (d) Permit representatives of the Founders and the Percon Group at reasonable times upon prior reasonable notice to visit and inspect such financial records and the premises of the Company at reasonable times on reasonable notice and to make copies of such records as such representatives deem necessary, other than documents subject to the attorney-client privilege or the attorney work product privilege, and to discuss the business, operations, assets, properties and financial and other conditions of the Company with officers and employees of the Company and with their independent accountants.

                  (e)  With   reasonable   promptness,   such   other  data  and
information as from time to time may be reasonably requested.

         4.7. Governing Law. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and to be performed entirely within such state.

         4.8. Headings. All headings are inserted herein for convenience only and do not form a part of this Agreement.

         4.9. Entire Agreement; Amendment. This Agreement and the other agreements referenced herein contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior written agreements and negotiations and oral understandings, if any, and this Agreement may not be amended, supplemented or discharged except by an instrument in writing signed by all the Stockholders. Concurrently with such amendment or modification of this Agreement or as soon thereafter as is practicable the Certificate of Organization and By-Laws of the Company shall be amended by necessary corporate action. In the event that any Stockholder, or the Company shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulations, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Stockholders, and the Company shall use their best efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

         4.10. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver nor a consent to the modification of the terms hereof unless given by that party in writing.

         4.11. Undertaking. the Founders and the Company hereby agree that before completing any extraordinary corporate transaction involving the Company, the Founders and the Company will consider, and will consult with Percon Group with respect to, methods to minimize or eliminate any adverse income tax consequences to Percon Group that could arise as a result of such extraordinary corporate transaction, and the Founders and the Company will take such actions as they deem necessary or appropriate to minimize or eliminate any such adverse income tax consequences to Percon Group, so long as in the opinion of counsel to the Founders and the Company such actions will not have any adverse consequence or effect on the Founders or the Company.

         4.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax copy signatures shall be given the same effect as original signatures.

      [rest of page left blank intentionally - next page is signature page]

                  IN  WITNESS  WHEREOF,   the  parties  here  have  caused  this
Agreement to be duly executed on the date first written above.

PERFORMANCE CONTROL, LLC                      POWER EFFICIENCY CORPORATION

By:                                           By:
   ---------------------------------             ------------------------------
      Steven Shulman, Managing Member               Nicholas Anderson, President

----------------------------                  -------------------------------
Anthony Caputo, Individually                  Nicholas Anderson, Individually
1155 Colonial Way                             1536 208th Street
Bridgewater, NJ 08807                         Bayside, NY 08807


----------------------------                  -------------------------------
Philip Elkus, Individually                    Steven Shulman, Individually
2488 Orchard Lake Road                        5807 Fox Hollow Court
Farmington Hill, MI 48334                     Ann Arbor, MI 48105

                                   SCHEDULE 1

                           DETAIL OF ACQUISITION STOCK

                        Name of Holder Number of Shares

Philip Elkus                                                                22,500
Steven Shulman                                                              64,843
Ashley Heimbaugh                                                            12,273
Tim Fielding                                                                 4,026
Louis Stober                                                                 3,750
Percon                                                                     954,853
Percon (shares held by Escrow Agent pursuant to terms of Asset Agreement)   50,000
TOTAL                                                                    1,112,245